UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Outperformance Plan

On January 28, 2016, the Compensation Committee of the Board of Trustees (the “Compensation Committee”) of Kite Realty Group Trust (the “Company”) adopted the 2016 Outperformance Program (the “2016 OPP”) under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and subject to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., as amended. The purpose of the 2016 OPP is to further align the interests of the Company’s shareholders and management by encouraging the Company’s senior officers and other key employees to “outperform” and to create shareholder value.

Under the 2016 OPP, participants will share in a cash-denominated “bonus pool” based upon the Company’s absolute and relative total shareholder return (“TSR”) over the measurement period beginning on January 4, 2016 and ending on the earlier to occur of December 31, 2019 or the date on which the Company experiences a “corporate transaction” (as defined in the 2013 Plan).  The bonus pool may not exceed $6 million and will be determined at the end of the measurement period as the sum of: (i) 3% of the amount by which the Company’s TSR during the measurement period exceeds a 9% simple annual TSR, or 27% over the three-year measurement period (the absolute TSR component); plus (ii) 3% of the amount by which the Company’s TSR performance exceeds that of the SNL Equity REIT Index (on a percentage basis) over the measurement period (the relative TSR component), except that the relative TSR component will be reduced on a linear basis from 100% to 0% for absolute TSR performance ranging from 7% to 0% simple annual TSR over the measurement period. In addition, the relative TSR component may be a negative value equal to 3% of the amount by which the Company underperforms the SNL Equity REIT Index by more than 300 basis points per year during the measurement period (if any). Each participant’s award under the 2016 OPP will be designated as a specified percentage of the bonus pool.

Individual awards under the 2016 OPP will be made in the form of profits interests (“LTIP Units”) in the Company’s Operating Partnership, Kite Realty Group, L.P., that, subject to vesting and the satisfaction of other conditions, are exchangeable for a per unit value equal to the then trading price of one share of the Company’s common shares.  While the LTIP Units under the 2016 OPP will be granted prior to the determination of the bonus pool, they will only vest upon satisfaction of the performance and time vesting thresholds under the 2016 OPP.  Additional information regarding the distributions, the allocations with respect to, and the redemption and conversion rights of, LTIP Units is provided in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., as amended.

Each LTIP Unit holder may become eligible to vest in a maximum number of LTIP Units (the “realizable LTIP Units”) equal to their specified percentage of the cash-denominated bonus pool, divided by the per share value of the Company’s common shares at the end of the measurement period.  Under the 2016 OPP, the per share value of the Company’s common shares will be the highest 20-trading-day average market closing price per share over the 90-day period ending on the last day of the measurement period.  If the LTIP Unit holder is employed by the Company at the end of the measurement period, one-third of the realizable LTIP Units will vest.  An additional one-third of the realizable LTIP Units will vest on both the one-year anniversary and two-year anniversary of the end of the measurement period, in each case, if the holder is employed by the Company on such date.

If an LTIP Unit holder’s employment is terminated without “cause,” for “good reason,” or due to the holder’s death, “disability” or “retirement” during the measurement period (as each term is defined in the 2016 OPP or the 2013 Plan, each such termination referred to as a qualifying termination), such holder will vest at the end of the measurement period in a pro-rated number of realizable LTIP Units, determined by reference to the holder’s period of employment during the measurement period. If the Company experiences a corporate transaction (as defined in the 2013 Plan) or an LTIP Unit holder experiences a qualifying termination of employment, in either case, after December 31, 2019, any unvested realizable LTIP units that remain outstanding will accelerate and vest in full upon such event.

Upon adoption of the 2016 OPP, the Compensation Committee granted John A. Kite, Thomas A. McGowan, Daniel R. Sink, and Scott E. Murray, each of whom is a named executive officer, the following LTIP Units and bonus pool percentage interests:

Holder	Number of LTIP Units (#)	Bonus Pool Interest (%)
John A. Kite	86,768	34.0%
Thomas A. McGowan	39,556	15.5%
Daniel R. Sink	26,796	10.5%
Scott E. Murray	14,036	5.5%

The foregoing description of terms of the 2016 Outperformance Program is qualified in its entirety by reference to the text of the 2016 Outperformance Plan LTIP Unit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of 2016 Outperformance Plan LTIP Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: February 3, 2016	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of 2016 Outperformance Plan LTIP Unit Agreement